                                                                     EXHIBIT 99


                            [DORAL FINANCIAL LOGO]


January 14, 2004

                                                          FOR IMMEDIATE RELEASE

Contact:

Mario S. Levis
Senior Executive Vice President
and Treasurer
Tel: (787) 474-6709


              DORAL FINANCIAL CORPORATION REPORTS RECORD EARNINGS
                     FOR THE FOURTH QUARTER AND YEAR ENDED
               DECEMBER 31, 2003, THE 24th CONSECUTIVE QUARTER IT
                         HAS ACHIEVED RECORD EARNINGS

         San Juan, Puerto Rico, January 14, 2004 - Doral Financial Corporation (NYSE: DRL), a diversified financial holding company with banking operations in the United States and Puerto Rico and the largest residential mortgage lender in Puerto Rico, reported record results for the fourth quarter and year ended December 31, 2003, the 24th consecutive quarter it has achieved record earnings.

         Net income for the fourth quarter of 2003 amounted to a record $94.7 million, compared to $64.2 million for the fourth quarter of 2002, an increase of 48%. For the year ended December 31, 2003, Doral Financial earned a record $321.3 million, compared to $221.0 million for the same period a year ago, an increase of 45%. For the fourth quarter of 2003, consolidated earnings per diluted share were $0.78, compared to $0.55 for the fourth quarter of 2002, which represents an increase of 42%. For the year ended December 31, 2003, consolidated earnings per diluted share were $2.72, compared to $1.89 for the same period of 2002, an increase of 44%. For the year ended December 31, 2003, Doral Financial achieved a 3.46% return on assets, compared to 2.97% for 2002.

         Loan production volume for the fourth quarter of 2003 was a record breaking $1.7 billion, compared to $1.4 billion for the comparable 2002 period, an increase of 24%. This is the highest loan production for any given quarter in the Company's history. The Company's record loan production contrasts with the projected decline of 47% for the entire U.S. mortgage banking industry as reported by the Mortgage Banker's Association of America for the fourth quarter of 2003. For the year ended December 31, 2003, loan production volume was $6.5 billion, compared to $5.2 billion for the corresponding 2002 period, an increase of 25%. The increase was principally driven by the continued high demand for new housing in Puerto Rico and refinancing activity consistent with Doral Financial's historical experience for the last 30 years. As a result of such strong mortgage loan production, the servicing portfolio increased to $12.7 billion as of December 31, 2003 from $11.2 billion as of December 31, 2002.


         For the fourth quarter of 2003, Doral Financial's total non-interest income increased 38% to $110.3 million, from $80.0 million for the fourth quarter of 2002. Net gain on mortgage loan sales and fees, the main component of non-interest income, was $116.1 million for the fourth quarter of 2003 compared to $63.3 million for the corresponding 2002 period. For the year ended December 31, 2003, Doral Financial's total non-interest income increased 61% to $411.8 million compared to the same period of 2002. Net gain on mortgage loan sales and fees was $390.1 million for the year ended December 31, 2003 compared to $220.6 million for the corresponding period a year ago. The increase was principally due to increased sales volume and favorable pricing.

         Results for the fourth quarter ended December 31, 2003 also included a loss on trading activities of $9.7 million compared to a gain of $2.6 million for the comparable 2002 period reflecting net costs incurred on options, futures contracts and other derivative instruments used for interest rate management purposes.

         For the quarter ended December 31, 2003, net servicing loss was approximately $3.6 million compared to a loss of approximately $355,000 for the fourth quarter of 2002. For the year ended December 31, 2003, net servicing loss was $15.1 million compared to a loss of $6.7 million for the corresponding period of 2002. The increase in net servicing loss for the quarter and year ended December 31, 2003 was due to impairment charges related to increases in mortgage prepayment rates, resulting from the low level of interest rates experienced during 2003 including the sustained volume of refinancing activity in the fourth quarter of 2003. The Company recorded impairment charges of $15.9 million during the year ended December 31, 2003, compared to $9.2 million for the same period a year ago. The net servicing loss was more than offset by increases in gain on mortgage loan sales and fees, realized gain on sale of securities and other sources of revenue including the creation of new servicing assets.

         For the fourth quarter of 2003 and 2002, the effective income tax rate of the Company was 20% and 17%, respectively. The increase in the effective tax rate for the fourth quarter of 2003 reflected increased revenues from the Company's non-tax advantaged operations such as its insurance agency and institutional broker-dealer operations.

         Doral Bank, Puerto Rico finished 2003 with $6.7 billion in assets and $2.7 billion in deposits, an increase of 33% and 38%, respectively, from December 31, 2002.

         Doral Bank, New York also continued its steady growth. As of December 31, 2003, Doral Bank NY had assets of $506.7 million and deposits of $333.9 million, an increase of 21% and 31%, respectively, from December 31, 2002.

         Mr. Salomon Levis, Chairman of the Board and Chief Executive Officer, called the financial results for 2003 "truly outstanding, with the Company achieving the following milestones during the year:

         -        Record Loan Production of $6.5 billion, up 25% for the year

         -        Record Earnings of $321.3 million, an increase of 45% over
                  2002

         - Record Consolidated Bank Assets of $7.7 billion and Consolidated Deposits of $3.0 billion at year end, up 23% and 34% for the year, respectively

         - Record Capital exceeding $1.5 billion, up 52% for the year, a robust Tier-one Capital in excess of 20%, one of the highest in the financial industry

         - Record Loan Servicing Portfolio of $12.7 billion, up 13% for the year

         - Record Consolidated Assets of $10.4 billion at year end, up 23% for the year

         - Record ROA of 3.46% and Return on Common Equity of 32.36% for the year

         - Record Efficiency Ratio of 31.91% for the year, one of the best among all banking or financial holding companies in the U.S.

         - Record dividend rate on our common stock which was increased twice during the year

         - Record all time high for the price of Doral's common stock, up 69% for the year and 1,634% for the last 10 years, compared to an increase of 26% and 223%, corresponding to the same periods for the S&P 500 Bank Index

         For the year 2004, we anticipate the following highlights:

         - A significant increase in AAA rated Mortgage-Backed Securities and U.S. Treasuries with the resulting increase in tax exempt interest income, as a result of deploying our strong capital and cash positions

         - A new record production of residential mortgage loans and a strong increase in secured real estate commercial loans and other type of loans at our two banking entities

         - A new record production of new housing loans including the growing government-sponsored affordable housing loans, most of which enjoy tax-exempt interest rates

         - Continued strong production of refinancing loans for debt consolidation purposes which are highly profitable for the Company

         -        Strong results from the Company's banking operations

         - Increased commissions and profitability from our insurance agency business

         - Increased interest income by increasing our interest earning assets and maintaining an effective asset/liability management program."

         Mr. Levis closed by stating: "We remain optimistic that 2004 will be another strong year for the Company. Even with the anticipation of higher interest rates, we expect greater profitability in 2004. We are committed to working hard and deliver to shareholders enhanced value on a consistent basis."

         Doral Financial's Chief Executive Officer, its Chief Financial Officer and its Treasurer are available to answer appropriate questions regarding earnings results as well as other corporate matters at any time convenient to interested participants. You are welcome to call.

FORWARD LOOKING STATEMENTS

         This press release contains certain "forward-looking statements" concerning the Company's economic future performance. The words or phrases "expect," "anticipate," "look forward," "should" and similar expressions are meant to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in interest rates, competitive and regulatory factors and legislative changes, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

         The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

                          DORAL FINANCIAL CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (NYSE:DRL)
                                  (UNAUDITED)


                                                         QUARTER ENDED                                   YEAR ENDED
                                         -------------------------------------------------     -------------------------------
                                                   DECEMBER 31,              SEPTEMBER 30,              DECEMBER 31,
                                         -------------------------------     -------------     -------------------------------
                                             2003              2002               2003             2003               2002
                                         -------------     -------------     -------------     -------------     -------------

Interest income                          $     124,004     $     107,818     $     109,752     $     452,570     $     415,600
Interest expense                                66,640            68,205            66,819           271,090           263,178
                                         -------------     -------------     -------------     -------------     -------------
Net interest income                             57,364            39,613            42,933           181,480           152,422
Provision for loan losses                        2,776             3,637             2,913            14,085             7,429
                                         -------------     -------------     -------------     -------------     -------------
Net interest income after
  provision for loan losses                     54,588            35,976            40,020           167,395           144,993
                                         -------------     -------------     -------------     -------------     -------------
Non-interest income:
  Net gain on mortgage loan
    sales and fees                             116,056            63,347            98,619           390,081           220,585
  Trading activities                            (9,743)            2,622            15,384             5,591            (4,271)
  Gain (loss) on sale of
    investment securities                        1,750             7,749           (10,392)            5,447            23,858
  Servicing (loss) income, net of
    amortization and impairment                 (3,588)             (355)              933           (15,117)           (6,665)
  Commissions, fees and other income             5,777             6,670             6,353            25,770            21,886
                                         -------------     -------------     -------------     -------------     -------------
Total non-interest income                      110,252            80,033           110,897           411,772           255,393
                                         -------------     -------------     -------------     -------------     -------------
Non-interest expense:
  Compensation and benefits, net                19,235            16,645            21,138            82,940            56,643
  Taxes, other than payroll
    and income taxes                             2,200             1,531             1,879             7,587             5,600
  Advertising                                    3,898             2,845             4,053            15,311            10,974
  Professional services                          2,446             1,814             2,098             8,644             7,063
  Communication and
    information systems                          3,545             3,564             3,481            13,323            12,736
  Occupancy and other office expenses            5,863             5,121             5,787            22,787            20,292
  Depreciation and amortization                  3,998             3,372             3,746            14,963            12,064
  Other, net                                     5,846             4,093             6,059            20,247            14,038
                                         -------------     -------------     -------------     -------------     -------------
Total non-interest expense                      47,031            38,985            48,241           185,802           139,410
                                         -------------     -------------     -------------     -------------     -------------
Income before income taxes                     117,809            77,024           102,676           393,365           260,976
Income taxes                                    23,155            12,867            20,995            72,066            40,008
                                         -------------     -------------     -------------     -------------     -------------

NET INCOME                               $      94,654     $      64,157     $      81,681     $     321,299     $     220,968
                                         =============     =============     =============     =============     =============

EARNINGS PER COMMON SHARE (1):
  Basic                                  $        0.80     $        0.56     $        0.72     $        2.78     $        1.92
                                         =============     =============     =============     =============     =============
  Diluted                                $        0.78     $        0.55     $        0.70     $        2.72     $        1.89
                                         =============     =============     =============     =============     =============
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING (1):
  Basic                                    107,903,632       107,767,175       107,884,556       107,861,415       107,697,114
                                         =============     =============     =============     =============     =============
  Diluted                                  110,680,334       109,627,476       110,533,547       110,434,162       109,438,695
                                         =============     =============     =============     =============     =============


(1)      ADJUSTED TO REFLECT THREE-FOR-TWO STOCK SPLIT EFFECTIVE DECEMBER 11,
         2003.

                          DORAL FINANCIAL CORPORATION
                   SELECTED BALANCE SHEET AND OPERATING DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (NYSE:DRL)
                                  (UNAUDITED)


                                                                              AS OF
                                                   -----------------------------------------------------------
                                                   DECEMBER 31, 2003    SEPTEMBER 30, 2003   DECEMBER 31, 2002
                                                   -----------------    ------------------   -----------------

BALANCE SHEET DATA
Money market investments                              $   870,009          $   901,842          $ 1,417,154
Mortgage loans held-for-sale                            1,966,608            1,932,326            2,183,399
Trading securities, at fair value                         944,150              815,189            1,196,179
Securities held-to-maturity                             1,640,909            1,691,820              960,626
Securities available-for-sale, at fair value            2,850,598            2,524,062              862,090
Loans receivable, net                                   1,410,849            1,308,860            1,022,342
Mortgage servicing rights, net                            167,498              165,720              159,881
Total assets                                           10,393,996           10,763,729            8,421,689
Deposits                                                2,971,272            2,764,855            2,217,211
Total liabilities                                       8,801,556            9,255,437            7,376,718
Stockholders' equity                                    1,592,440            1,508,292            1,044,971

BOOK VALUE PER COMMON SHARE (1)                       $      9.45          $      9.08          $      7.58

LOAN SERVICING PORTFOLIO                              $12,690,244          $12,328,906          $11,241,523


                                                          FOR THE QUARTER ENDED                         FOR THE YEAR ENDED
                                                                DECEMBER 31,                                DECEMBER 31,
                                                     ----------------------------------           -------------------------------
OPERATING DATA                                          2003                    2002                 2003                 2002
                                                     ----------              ----------           ----------           ----------

Total loan production                                $1,731,000              $1,398,000           $6,479,000           $5,169,000


                                                         FOR THE QUARTER ENDED                         FOR THE YEAR ENDED
                                                               DECEMBER 31,                                DECEMBER 31,
                                                      -----------------------------                --------------------------
FINANCIAL RATIOS                                       2003                    2002                 2003                2002
                                                      -----                   -----                -----                -----
Return on average assets                               3.70%                   3.20%                3.46%                2.97%
Return on average common equity                       34.32%                  30.69%               32.36%               29.08%
Common stock dividend payout ratio                    15.38%                  13.41%               14.71%               14.79%
Efficiency ratio                                      26.78%                  35.68%               31.91%               35.91%


                                                  FOR THE QUARTER ENDED            FOR THE YEAR ENDED
                                                       DECEMBER 31,                     DECEMBER 31,
                                                -----------------------           ----------------------
                                                 2003              2002           2003              2002
                                                -----             -----           -----            -----

CASH DIVIDENDS PER COMMON SHARE (1)             $0.12             $0.07           $0.40            $0.28


(1)      ADJUSTED TO REFLECT THREE-FOR-TWO STOCK SPLIT EFFECTIVE DECEMBER 11,
         2003.